Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTY-FIRST DAY OF JANUARY, A.D. 2007, AT 7:10 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SIXTEENTH DAY OF JULY, A.D. 2014, AT 11:54 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SIXTEENTH DAY OF JULY, A.D. 2014, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “PL PROPYLENE LLC” TO “FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC”, FILED THE SIXTEENTH DAY OF JULY, A.D. 2014, AT 12:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SIXTEENTH DAY OF JULY, A.D. 2014, AT 1:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC”.

[Seal of the	/s/ Jeffrey W. Bullock
State of Delaware]	Jeffrey W. Bullock, Secretary of State

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:17 PM 01/31/2007
FILED 07:10 PM 01/31/2007
SRV 070111310 – 4294408 FILE

CERTIFICATE OF FORMATION

OF

PL PROPYLENE LLC

This Certificate of Formation of PL Propylene LLC (the “LLC”) is being duly executed and filed by Christopher R. Machera, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST:                     The name of the limited liability company formed hereby is PL Propylene LLC.

SECOND:              The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

THIRD:                    This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 31st day of January, 2007.

By:	/s/ Christopher R. Machera
Christopher R. Machera
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 07/16/2014
FILED 11:54 AM 07/16/2014
SRV 140960199 – 4294408 FILE

CERTIFICATE OF MERGER

OF

PETROLOGISTICS LP

WITH AND INTO

PL PROPYLENE LLC

July 16, 2014

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), and Section 18-209 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), PL Propylene LLC, a Delaware limited liability company (“OpCo”), does hereby certify the following information in connection with the merger of PetroLogistics LP, a Delaware limited partnership (“MLP”), with and into OpCo (the “Merger”):

1.  The name and jurisdiction of formation and type of entity of each of the constituent entities in the Merger (the “Constituent Entities”) are as follows:

Name	Jurisdiction of Formation	Type of Entity
PetroLogistics LP	Delaware	Limited Partnership
PL Propylene LLC	Delaware	Limited Liability Company

2.  The Merger Agreement, dated July 16, 2014 (the “Merger Agreement”), by and between MLP and OpCo has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

3.  OpCo will be the surviving entity in the Merger.

4.  No amendment to the certificate of formation of OpCo will be effected by the Merger.

5.  This Certificate of Merger, and the Merger provided for herein, shall become effective at 12:30 p.m. Eastern Daylight Time on July 16, 2014.

6.  The executed Merger Agreement is on file at an office of OpCo, the address of which is 4111 East 37th Street North, Wichita, Kansas 67220.

7.  A copy of the Merger Agreement will be furnished by OpCo, on request and without cost, to any partner or member of any of the Constituent Entities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Merger as of the day and year first above written.

PL PROPYLENE LLC

By:	PetroLogistics LP, its sole member

By: PetroLogistics GP LLC, its sole general partner

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	President

SIGNATURE PAGE TO CERTIFICATE OF MERGER OF
PETROLOGISTICS LP AND PL PROPYLENE LLC

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:40 PM 07/16/2014
FILED 12:40 PM 07/16/2014
SRV 140960590 – 4294408 FILE

CERTIFICATE OF MERGER

OF

PETROLOGISTICS GP LLC

WITH AND INTO

PL PROPYLENE LLC

July 16, 2014

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), PL Propylene LLC, a Delaware limited liability company (“OpCo”), does hereby certify the following information in connection with the merger of PetroLogistics GP LLC, a Delaware limited liability company (“MLP GP”), with and into OpCo (the “Merger”):

1.  The name and jurisdiction of formation and type of entity of each of the constituent entities in the Merger (the “Constituent Entities”) are as follows:

Name	Jurisdiction of Formation	Type of Entity
PetroLogistics GP LLC	Delaware	Limited Liability Company
PL Propylene LLC	Delaware	Limited Liability Company

2.  The Merger Agreement, dated July 16, 2014 (the “Merger Agreement”), by and between MLP GP and OpCo has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 18-209 of the DLLCA.

3.  OpCo will be the surviving entity in the Merger.

4.  Pursuant to the Merger Agreement, the certificate of formation of OpCo will be amended as set forth in Exhibit A.

5.  This Certificate of Merger, and the Merger provided for herein, shall become effective at 1:30 p.m. Eastern Daylight Time on July 16, 2014.

6.  The executed Merger Agreement is on file at an office of OpCo, the address of which is 4111 East 37th Street North, Wichita, Kansas 67220.

7.  A copy of the Merger Agreement will be furnished by OpCo, on request and without cost, to any member of any of the Constituent Entities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Merger as of the day and year first above written.

PL PROPYLENE LLC

By:	C Operating Holdings, LLC, its sole member

By:	FHR Chemicals, LLC, its sole member

By:	FHR Chemical Holdings I, LLC, its managing member

By:	Flint Hills Resources, LLC., its sole member

By:	/s/ Anthony J. Sementelli
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO CERTIFICATE OF MERGER OF
PETROLOGISTICS GP LLC AND PL PROPYLENE LLC

Exhibit A

Amended Certificate of Formation

[Attached]

AMENDED
CERTIFICATE OF FORMATION
OF
FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

FIRST:                          The name of the Company is Flint Hills Resources Houston Chemical, LLC.

SECOND:                  The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, Delaware 19801, and the name of the Company’s registered agent at the same address is The Corporation Trust Company.